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                             LIST OF SUBSIDIARIES OF
                               ACADIA REALTY TRUST
                             -----------------------

Acadia Realty Limited Partnership
Acadia Realty Trust
Acadia Property Holdings, LLC
Acadia Realty Services, Inc.
Acadia Realty Acquisition I, LLC
Acadia Strategic Opportunity Fund, L.P.
Acadia Bartow Avenue, LLC

239 Greenwich Associates Limited Partnership
Crossroads Joint Venture
Crossroads II
RD Abington Associates Limited Partnership
RD Absecon Associates, L.P.
RD Absecon, Inc.
RD Bloomfield Associates Limited Partnership
RD Branch Associates L.P.
RD Columbia Associates, L.P.
RD Elmwood Associates, L.P.

Hampton Roads Development, LLC
Heathcote Associates, L.P.
Acadia Heathcote, LLC
RD Hendon Realty, Inc.
RD Hobson Associates, L.P.
Acadia Mad River Property LLC


Acadia Merrillville Realty, L.P.
Acadia Merrillville Realty, Inc.
RD Methuen Associates Limited Partnership
Pacesetter/Ramapo Associates
Acadia Pacesetter LLC
Port Bay Associates, LLC
RD Smithtown, LLC
Sound View Management LLC
Acadia Town Line, LLC
RD Village Associates Limited Partnership
RD Whitegate Associates, L.P.
RD Woonsocket Associates Limited Partnership

Blackman Fifty L.P.
Blackman Fifty Realty Corp.
Mark Four Realty, L.P.
Mark Four Realty Corp.
Mark Kings Fairground, L.P.
Mark Kings Fairground Realty, Inc.
Mark M.P.N.M. Limited Partnership
Mark M.P.N.M. Realty, Inc.
Mark Manahawkin, L.P.
Mark Manahawkin Realty Corp.
Mark Martintown, L.P.
Mark Martintown Realty, Inc.
Mark New Smyrna Limited Partnership
Mark New Smyrna Realty, Inc.
Mark Park Plaza, L.P.
Mark Park Plaza Realty, Inc.
Mark Plaza Fifty L.P.
Mark Plaza Fifty Realty Corp.
Mark Shillington, L.P.
Mark Shillington Realty Corp.
Mark Three Realty, L.P.
Mark Three Realty Corp.
Mark Troy, L.P.
Mark Troy Realty, Inc.
Mark Twelve Associates, L.P.
New Castle Fifty Realty Corp.
Mark 25th Street, L.P.
Mark 25th Street Realty Corp.